Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Tarsus Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)	—	—	—	—
	Equity	Preferred Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)	—	—	—	—
	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)	—	—	—	—
	Other	Warrants	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)	—	—	—	—
	Other	Units(3)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)	—	—	—	—
Fees Previously paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							N/A

(1)

The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate number of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon settlement, exercise, conversion or exchange of securities offered hereunder, or pursuant to anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon settlement, exercise, conversion or exchange of other securities or that are issued in units.

(3)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.